UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2019

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	CKH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Stockholders of SEACOR Holdings Inc. (the "Company"), held on June 5, 2019 (the "2019 Annual Meeting"), the Company's stockholders voted on proposals to: (i) elect directors to the Board, (ii) approve executive officer compensation on a non-binding advisory basis and (iii) ratify the appointment of Grant Thornton, LLP as the Company's independent registered accounting firm for the fiscal year ending December 31, 2019.

There were 18,529,410 shares of common stock outstanding and entitled to vote as of the record date and 17,523,567 shares, or approximately 94.57%, were present or represented by proxy at the 2019 Annual Meeting.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of stockholders or until the director's successor has been duly elected and qualified (or the director's earlier resignation, death or removal).  The proposal to approve executive officer compensation on a non-binding advisory basis was approved. The appointment of the Company's independent registered accounting firm for the fiscal year ending December 31, 2019 was ratified.

The final results of the voting on the matters submitted to stockholders were as follows:

		Votes Cast For		Votes Withheld
		Number	% of Votes Cast	Number	% of Votes Cast	Broker Non-Votes
1.	Election of Directors until 2020 Annual Meeting
	Charles Fabrikant	16,236,793	97.26%	457,773	2.74%	829,001
	David R. Berz	16,272,514	97.47%	422,052	2.53%	829,001
	Oivind Lorentzen	10,376,543	62.16%	6,318,023	37.84%	829,001
	Christopher Papouras	16,455,122	98.57%	239,444	1.43%	829,001
	David M. Schizer	10,138,490	60.73%	6,556,076	39.27%	829,001

		Votes Cast For		Votes Cast Against
		Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
2.	Advisory Approval of Executive Compensation	16,192,786	97.03%	494,764	2.96%	7,016	829,001
3.	Ratification of Grant Thornton LLP as Independent Auditors for 2019	17,511,444	99.93%	11,377	0.06%	746	0

ITEM 7.01. Regulation FD Disclosure.

On June 5, 2019, the Board of Directors of the Company authorized the use of up to $150 million for repurchases of its 3.25% Senior Notes, 3.0% Convertible Senior Notes, 2.5% Convertible Senior Notes and Common Stock. The repurchases may be made from time to time through open market transactions, Rule 10b5-1 repurchase plans, privately negotiated transactions or otherwise, depending on market conditions. In connection with the repurchase authorization, the Board of Directors rescinded its authorization for the remaining amounts available under the previously announced repurchase programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ William C. Long
Name:	William C. Long
Title:	Executive Vice President
Chief Legal Officer and Corporate Secretary

Date:  June 7, 2019